FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT dated as of August 24, 2006 (this “Amendment”) to Purchase and Sale Agreement dated as of February 15, 2006 (the “Purchase Agreement”) made between Southern Union Company, a Delaware corporation (“Seller”), and National Grid USA, a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, the parties desire to make certain amendments to the Purchase Agreement to the extent and in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed or given to them under the terms of the Purchase Agreement.

2. Amendment to Schedule 1.1(b). The Purchase Agreement is hereby amended by adding to Schedule 1.1(b) the following: “IV. All access agreements relating to Retained Environmental Liabilities and V. The Privileged Communications.”

3. Amendment to Section 2.3. The Purchase Agreement is hereby amended by adding the following provision at the end of Section 2.3:

Nothing contained in this Agreement shall constitute or be construed as a waiver of Seller's attorney-client, work product and other privileges, including with respect to any Excluded Asset and any Retained Liability. Seller hereby retains all privileged communications with respect to any Excluded Asset and any Retained Liability (the "Privileged Communications"). Any transfer of Privileged Communications to Buyer hereunder is inadvertent, and Buyer shall immediately return any Privileged Communications to Seller upon its discovery that it is in possession of the same or upon demand by Seller.

4. Amendment to Section 12.1. The Purchase Agreement is hereby amended by amending Section 12.1 in its entirety to read as follows:

Section 12.1 Indemnification by Seller. From and after Closing and subject to the other provisions of this Article XII, Seller shall indemnify and hold harmless Buyer, its Representatives, Affiliates (which after the Closing shall include the Subsidiaries), successors and permitted assigns (collectively, the “Buyer Indemnitees”) from and against any and all Losses actually incurred by a Buyer Indemnitee, and resulting from:

(a) (i) any representations and warranties made by Seller in this Agreement or in any certificate furnished by or on behalf of Seller to Buyer pursuant to this Agreement not being true and correct when made, or (ii) any representations and warranties made by Seller in this Agreement not being true and correct as of the Closing Date, each of which representations and warranties will be deemed for purposes of this Section 12.1(a)(ii) to have been made by Seller as of the Closing Date, except that those representations and warranties that are made as of a specific date will be deemed for purposes of this Section 12.1(a)(ii) to have been made by Seller as of such date;

(b) any breach or default by Seller in the performance of its covenants, agreements, or obligations under this Agreement, the Employee Agreement or the Transition Services Agreement;

(c) the Retained Liabilities;

(d) the Excluded Assets; and

(e) satisfaction by The Narragansett Electric Company (“Narragansett”) of its payment obligations under that certain letter agreement dated August 24, 2006 made by Narragansett in favor of the State of Rhode Island, as in effect on the date hereof (the "Tiverton Letter Agreement"), a copy of which has previously been provided to Seller. Seller hereby acknowledges that nothing contained in the Tiverton Letter Agreement shall, for purposes of this Agreement, be deemed to limit or modify the definition of Retained Environmental Liabilities, and that the rights of the Buyer Indemnitees under this Section 12.1(e) shall be in addition to any other rights the Buyer Indemnitees have under this Agreement in respect of any Retained Environmental Liabilities.

5. Amendment to Section 12.3. Section 12.3 of the Purchase Agreement is hereby amended by adding the following subsection (h):

(h) Notwithstanding anything in this Agreement to the contrary, (i) the limitations set forth in Section 12.3(f) shall not apply to any indemnification obligation of Seller under Section 12.1(e) and (ii) for the avoidance of doubt, no indemnification payment under Section 12.1(e) shall be deemed to be subject to, or to otherwise affect, the limitations set forth in Sections 12.3(c), (d) or (e).

6. Amendment to Section 12.5. Section 12.5 of the Purchase Agreement is hereby amended by adding the following subsection (d):

(d) Notwithstanding the foregoing, the provisions of subsections (a), (b) and (c) of this Section 12.5 shall not apply to any claim for indemnification under Section 12.1(e). In the event that (i) a Judgment (as defined in the Tiverton Letter Agreement) becomes final and nonappealable and (ii) the State of Rhode Island provides written notice to Narragansett and Seller that the State of Rhode Island intends to demand payment from Narragansett under the Tiverton Letter Agreement (a "Tiverton Payment Notice"), Buyer shall deliver to Seller evidence, satisfactory to Seller, of Narragansett’s payment under such Tiverton Payment Notice in accordance with the terms of the Tiverton Letter Agreement, which evidence shall specify the amount of such payment (a “Narragansett Payment Notice”). Seller shall pay to Buyer or its designee, within three Business Days after Seller’s receipt of the Narragansett Payment Notice, by wire transfer of immediately available funds to an account specified by Buyer, an amount of cash equal to the amount specified in the Narragansett Payment Notice (but in no event more than the lesser of (x) $13 million and (y) the then-remaining amount of liability of Narragansett under the Tiverton Letter Agreement).

7. Representations and Warranties. Each of the parties to this Amendment hereby represents and warrants to the other that (i) it has full organizational power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Amendment by such party have been duly and validly authorized by all necessary corporate action on the part of such party and (iii) this Amendment has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except that such enforceability (x) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (y) is subject to general principles of equity and the discretion of the court before which any proceedings seeking injunctive relief or specific performance may be brought.

8. No Other Modification. This Amendment amends the Purchase Agreement only to the extent and in the manner herein set forth. All references in the Purchase Agreement to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment. In all other respects, the terms and conditions of the Purchase Agreement shall remain in full force and effect.

9. Governing Law. The validity, performance and enforcement of this Amendment shall be governed by the laws of the State of New York without giving effect to the principles of conflicts of law of such state.

10. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

11. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

SOUTHERN UNION COMPANY

By: /s/ WILLIE C. JOHNSON
Name: Willie C. Johnson
Title: Vice President

NATIONAL GRID USA

By: /s/ MICHAEL E. JESANIS
Name: Michael E. Jesanis
Title: President and Chief Executive Officer